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                                                                     EXHIBIT 3.2

                         AMERICAN ITALIAN PASTA COMPANY
                          AMENDED AND RESTATED BY-LAWS

                                    ARTICLE I
                                     OFFICES

SECTION 1.  REGISTERED OFFICE IN DELAWARE.

         The registered office of American Italian Pasta Company (the "Corporation") in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, in the County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

SECTION 2.  OTHER OFFICES.

         The Corporation may, in addition to its registered office, establish and maintain such an office or offices, at such place or places within or without the State of Delaware, as the Board of Directors may deem necessary, desirable or expedient from time to time.

                                   ARTICLE II
                                  STOCKHOLDERS

SECTION 1.  PLACE OF MEETINGS.

         Each meeting of the stockholders shall be held at the principal office of the Corporation or at such other place, within or without the State of Delaware, as shall be designated by the Board of Directors in the notice of meeting.

SECTION 2.  ANNUAL MEETING.

         The annual meeting of the stockholders shall be held pursuant to notice and at such date and time as shall be designated by the Board of Directors in the notice of meeting for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

SECTION 3.  SPECIAL MEETINGS.

         Special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, only by (i) the Chairman of the Board of Directors,
(ii) the Chief Executive Officer or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the members of the Board of Directors then in office. Special meetings of the stockholders of the Corporation may not be called by any other person or persons. Special meetings may be held at any place, within or without the State of Delaware, as determined by the person or persons calling such meeting. The only business that may be conducted at such a meeting, other than procedural matters and matters relating to the conduct of the meeting, shall be matters relating to the purpose or purposes stated in the notice of meeting.



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SECTION 4.  NOTICE OF MEETINGS.

         The Secretary or an Assistant Secretary of the Corporation shall give written notice of every meeting of the stockholders to each stockholder of record entitled to vote at the meeting. Such notice shall be given not less than 10 days, nor more than 60 days, prior to the day named for the meeting, unless a different period of notice is required by law. Such notice shall be given either by regular mail, overnight courier, telegram or facsimile transmission, or by any other means comparable to any of the foregoing, to each stockholder at his address appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is held. When a meeting is adjourned to another date, hour or place in accordance with the Delaware General Corporation Law, as amended (the "DGCL"), notice need not be given of the adjourned meeting if the date, hour and place thereof are announced at the meeting at which the adjournment is taken unless otherwise required by the DGCL.

SECTION 5.  WAIVER OF NOTICE.

         A waiver of notice in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of the person either in person or by proxy at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

SECTION 6.  RECORD DATE.

         In order that the Corporation may determine the stockholders entitled
(i) to notice of or to vote at any meeting of stockholders or any adjournments thereof, (ii) to receive payment of any dividend or other distribution, or allotment of any rights, or (iii) to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors, in advance, may fix a date as the record date for any such determination, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to the date of any other action. A determination of the stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting taken pursuant to Article I, Section 8 hereof; provided, however, that the Board of Directors, in its discretion, may fix a new record date for an adjourned meeting in accordance with the DGCL and these By-laws. If the Board of directors fixes a record date in accordance with the DGCL and these By-laws, only stockholders determined to be stockholders of record on the record date so fixed shall be entitled to notice of, or to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or allotment of rights, or to

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exercise such rights in respect of such change, conversion or exchange of stock, or to participate in any such other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

SECTION 7.  LIST OF STOCKHOLDERS.

         At least 10 days before any meetings of the stockholders, the officer or transfer agent in charge of the stock transfer books of the Corporation shall prepare and make a complete alphabetical list of the stockholders entitled to vote at such meeting, which list shall show the address of each stockholder and the number of shares registered in the name of each stockholder. The list so prepared shall be maintained at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, and shall be open for inspection by any stockholder, for any purpose germane to the meeting, during ordinary business hours during a period of not less than 10 days prior to the meeting. The list shall also be produced and kept open at the meeting (during the entire duration thereof) and, except as otherwise provided by law, may be inspected by any stockholder or proxy of a stockholder who is present at such meeting.

SECTION 8.  QUORUM.

         The presence in person or by proxy of the holders of a majority of the votes represented by issued and outstanding shares entitled to vote at a stockholders' meeting shall constitute a quorum, except that the presence in person or by proxy of the holders of a majority of the issued and outstanding shares of each class or series of stock which is entitled to vote as a class or series at a stockholders' meeting shall constitute a quorum for any vote in which a vote of such class or series is required.

         When any meeting is convened the presiding officer, if directed by the Board, may adjourn the meeting if (a) no quorum is present for the transaction of business, or (b) the Board determines that adjournment is necessary or appropriate to enable the stockholders (i) to consider fully information which the Board determines has not been made sufficiently or timely available to stockholders or (ii) otherwise to exercise effectively their voting rights. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

SECTION 9.  STOCKHOLDER PROPOSALS.

         Proposals for a stockholder vote for consideration at any annual meeting or any special meeting of stockholders of the Corporation may be made by any stockholder of the Corporation (x) who is a stockholder of record on the date of the giving of the notice provided for in this Article II, Section 9 and on the record date for the determination of stockholders entitled to vote

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at such meeting and (y) who complies with the procedures and requirements set forth in subparagraphs (a) and (b) of this Article II, Section 9.

         (a) Condition of Submission to Stockholders. No proposal for a stockholder vote shall be submitted by a stockholder (a "Stockholder Proposal") to the Corporation's stockholders unless the stockholder submitting such proposal (the "Proponent") is a stockholder of record on the date of the giving of the notice provided for in this Article II, Section 9 and on the record date for the determination of stockholders entitled to vote at such meeting and has filed a written notice (a "Proposal Notice") setting forth with particularity
(i) the names and business addresses of the Proponent and all persons or entities (collectively, the "Persons" and singularly, a "Person") acting in concert with the Proponent; (ii) the name and address of the Proponent and the Persons identified in clause (i), as they appear on the Corporation's books (if they so appear); (iii) the class and number of shares of the Corporation beneficially owned by the Proponent and the Persons identified in clause (i);
(iv) a description of the Stockholder Proposal containing all material information relating thereto; and (v) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and stockholders of the Corporation to consider the Stockholder Proposal.

         (b) Stockholder Proposal Notice. To be timely, Proposal Notices must be delivered to the Secretary and received at the principal executive offices of the Corporation (1) in the case of an annual meeting, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, the Proposal Notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting is mailed or such public disclosure of the date of the annual meeting is made, whichever first occurs, or (2) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting is mailed or public disclosure of the date of the special meeting is made, whichever first occurs.

         (c) Effect of Noncompliance. The presiding officer at any stockholders' meeting may determine that any Stockholder Proposal was not made in accordance with the procedures prescribed in these By-laws (the "By-laws") or is otherwise not in accordance with law, and if it is so determined, such officer shall so declare at the meeting and the Stockholder Proposal shall be disregarded.

SECTION 10.  VOTING POWER.

         Unless otherwise provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV of the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") or by the DGCL, every stockholder of record of the Corporation (other than holders of Class B Convertible Non-Voting Common Stock, par value $.001 per share, except as set forth in the Certificate of Incorporation or as otherwise

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required by law) shall be entitled to vote, in person or by proxy, the shares of voting stock of every share of each class or series held of record by such stockholder. All questions shall be decided by the vote of the majority of the votes represented by issued and outstanding shares of capital stock present in person or represented by proxy and entitled to vote at any meeting, or if the voting is by class or series, a majority of the votes of each class or series of capital stock present in person or represented by proxy and entitled to vote at any meeting, unless otherwise specially provided by law or by the Certificate of Incorporation or these By-laws. Abstentions shall not be considered to be votes cast.

SECTION 11.  PROXIES.

         Every stockholder may vote either in person or by proxy. Every proxy shall be executed in writing by the stockholder or by his duly authorized attorney-in-fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. No proxy shall be valid after eleven months from the date of its execution unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted on after three years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

SECTION 12.  INSPECTORS.

         Elections for directors need not be by ballot, except upon demand made by a stockholder at the election and before the voting begins. In advance of any meeting of stockholders, the Board of Directors shall appoint inspectors, who need not be stockholders, to act at such meeting and make a written report thereof. Such inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation. The number of inspectors shall be one or three. One or more persons may be designated by the Board of Directors as alternate inspectors to replace any inspector who fails to act. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting, or at the meeting by the person or officer acting as chairman. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the DGCL.

SECTION 13.  PRESIDING OFFICERS AND ORDER OF BUSINESS.

         All meetings of stockholders shall be called to order and presided over by the Chairman of the Board, or in his absence, by the Chief Executive Officer, President or highest ranking Vice President, or in the absence of all of them, by the Chief Financial Officer, or if none of

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these be present by a chairman designated by the Board of Directors. The
Secretary of the Corporation shall act as secretary, but in the absence of the Secretary, the presiding officer may appoint a secretary.

SECTION 14.  PROCEDURAL MATTERS.

         At each meeting of stockholders, the chairman of the meeting shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting and shall determine the order of business and all other matters of procedure. Except to the extent inconsistent with any such rules and regulations as adopted by the Board of Directors, the chairman of the meeting may establish rules, which need not be in writing, to maintain order for the conduct of the meeting, including, without limitation, restricting attendance to bona fide stockholders of record and their proxies and other persons in attendance at the invitation of the chairman and making rules governing speeches and debates. The chairman of the meeting acts in his or her absolute discretion and his or her rulings are not subject to appeal.

SECTION 15.  ABILITY OF STOCKHOLDERS TO ACT BY WRITTEN CONSENT.

         Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with the DGCL and these By-Laws of the Corporation and may not be taken by written consent of stockholders without a meeting, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board of Directors of the Corporation. Notwithstanding the preceding sentence, so long as the Amended and Restated Shareholders' Agreement dated as of October 6, 1997 (as amended from time to time, the "Shareholders Agreement") remains in effect, actions to remove directors designated in accordance with Section 2.1 of the Shareholders Agreement may be taken by written consent of stockholders without a meeting if but only if the person who nominated such director pursuant to Section 2.1 of the Shareholders Agreement votes its shares of voting stock in favor of the removal of such director pursuant to such written consent.

                                   ARTICLE III
                               BOARD OF DIRECTORS

SECTION 1.  POWERS; QUALIFICATIONS; NUMBER AND TERM.

         The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The Board of Directors shall initially consist of eight persons; provided, however, that such number of directors may from time to time be increased and decreased by a duly adopted resolution of the Board of Directors but shall in no event be reduced to less than three. The Board of Directors shall be divided into

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three classes, as nearly equal in number as the then total number of directors constituting the entire Board permits, with the term of office of one class expiring each year. The initial division of the Board of Directors shall be made by the decision of a majority of the entire Board of Directors. The initial Class I directors elected by the stockholders of the Corporation shall hold office for a term expiring at the 1998 annual meeting of stockholders and until their successors shall be elected and qualified, subject to prior death, retirement, resignation or removal; the initial Class II directors elected by the stockholders of the Corporation shall hold office for a term expiring at the 1999 annual meeting of stockholders and until their successors shall be elected and qualified, subject to prior death, retirement, resignation or removal; and the initial Class III directors elected by the stockholders of the Corporation shall hold office for a term expiring at the 2000 annual meeting of stockholders and until their successors shall be elected and qualified, subject to prior death, retirement, resignation or removal. At each such annual meeting of stockholders and at each annual meeting thereafter, successors to the class of directors whose term expires at that meeting shall be elected for a term expiring at the third annual meeting following their election and until their successors shall be elected and qualified, subject to prior death, retirement, resignation or removal.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Section 4.3 of the Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section unless expressly provided by such terms.

SECTION 2.  VACANCIES.

         Subject to the rights of the holders of any series of preferred stock or any other class of capital stock of the Corporation (other than common stock) then outstanding, any vacancy in the Board of Directors, arising from death, retirement, resignation, removal, an increase in the number of directors or any other cause, may be filled by the Board of Directors (excluding for this purpose directors designated by affiliates of Morgan Stanley Dean Witter Discover & Co. pursuant to the Shareholders' Agreement to the extent, but only to the extent, that such directors would constitute a majority of such remaining directors), acting by a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director, the stockholders acting at an annual meeting or, if the vacancy is with respect to a director elected by a voting group, by action of any other directors elected by such voting group or such voting group. Notwithstanding the preceding sentence, so long as the Shareholders Agreement between the Company and the stockholders specified therein remains in effect, the person who designated any director nominee pursuant to Section 2.1 of the Shareholders Agreement shall be entitled to designate another director nominee to be appointed by the Board of Directors, provided a vacancy occurs as a result of the death, disability, retirement, resignation, removal or otherwise of the director so designated.

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         Each director chosen to fill a vacancy in the Board of Directors arising from the death, retirement, resignation, removal of a director shall be elected to complete the term of office of the director who is being succeeded. In the event of any increase or decrease in the authorized number of directors,
(a) each director then serving as such shall nevertheless continue as director of the class of which he or she is a member until the expiration of such director's current term or his or prior death, retirement, resignation or removal and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class, and each director so elected shall hold office for the same term as the other members of the class to which the director is assigned. No decrease in the number of directors constituting the whole Board of Directors shall shorten the term of an incumbent director.

SECTION 3.  REMOVAL OF DIRECTORS.

         Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV of the Certificate of Incorporation with respect to any directors elected by the holders of such class or series, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds (66 2/3%) of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding the preceding sentence, so long as the Shareholders Agreement between the Company and the stockholders specified therein remains in effect and the person who designated any director nominee pursuant to Section 2.1 of the Shareholders Agreement requests the removal of the director so designated in accordance with
Section 2.2 of the Shareholders Agreement, such director may be removed from office at any time with or without cause by the affirmative vote of the holders of at least a majority of the voting power of all of the shares of capital stock of the corporation then entitled to vote generally in the election of directors. The provisions of this subsection shall be the exclusive method for the removal of directors.

SECTION 4. NOMINATION OF DIRECTORS. Only persons who are selected and recommended by the Board of Directors or the committee of the Board of Directors designated to make nominations, or who are nominated by stockholders in accordance with the procedures set forth in this Article III, Section 4, shall be eligible for election, or qualified to serve, as directors, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of Preferred Stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of individuals for election to the Board of Directors of the Corporation at any annual meeting or any special meeting of stockholders at which directors are to be elected may be made by any stockholder of the Corporation (x) who is a stockholder of record on the date of the giving of the notice provided for in this Section 4 and on the record

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date for the determination of stockholders entitled to vote at such meeting and
(y) who complies with the procedures and requirements set forth in subparagraphs
(a) and (b) this Article III, Section 4.

         (a) Nominations by stockholders shall be made by written notice (a "Nomination Notice"), which shall set forth the following information: (i) as to each individual nominated, (a) the name, date of birth, business address and residence address of such individual, (b) the business experience during the past five years of such nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on, and such other information as to the nature of his or her responsibilities and level of professional competence as may be sufficient to permit assessment of his or her prior business experience, (c) whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity, (d) any directorships held by such nominee in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended, (e) whether, in the last five years, such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy, which conviction, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee and
(f) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (ii) as to the Person submitting the Nomination Notice and any Person acting in concert with such Person, (a) the name and business address of such Person, (b) the name and address of such Person as they appear on the Corporation's books, (c) the class and number of shares of the Corporation that are beneficially owned by such Person, (d) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder and (e) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by the nominee, shall be filed with any Nomination Notice.

         (b) To be timely, Nomination Notices must be delivered to the Secretary and received at the principal executive offices of the Corporation (1) in the case of an annual meeting, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, the Nomination

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Notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting is mailed or such public disclosure of the date of the annual meeting is made, whichever first occurs, or (2) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting is mailed or public disclosure of the date of the special meeting is made, whichever first occurs.

         (c) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures and requirements set forth in this Section this Article III, Section 4. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures and requirements, the chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

SECTION 5.  PLACE OF MEETINGS.

         The Board of Directors may hold annual, regular and special meetings, and have an office or offices, either within or outside the State of Delaware, at such place as the Board of Directors from time to time deems advisable.

SECTION 6.  ANNUAL AND REGULAR MEETINGS.

         The Board of Directors shall, without notice, hold an annual meeting immediately after the annual meeting of the stockholders, or after the last adjournment thereof, and shall hold other regular meetings at such time and place as it may determine. No notice to the newly elected directors of such annual meeting shall be necessary for such meeting to be lawful, provided a quorum is present.

SECTION 7.  SPECIAL MEETINGS.

         The Board of Directors shall hold such special meetings as shall be called by the Chairman of the Board, Chief Executive Officer, President, or Vice President, or Secretary, or any two directors. Each such meeting shall be held at such time and place as shall be designated in the notice of meeting.

SECTION 8.  NOTICE OF MEETINGS.

         Notice of the date, time and place of each meeting, except the annual meeting, of the Board of Directors shall be mailed by regular mail to each director, at his address appearing on the books of the Corporation or supplied by the director to the Corporation for the purpose of notice ("designated address"), at least six days before the meeting; or sent by overnight courier to each director at his designated address at least two days before the meeting (with delivery scheduled to occur no later than the day before the meeting); or given orally by telephone or

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other means, or by telegraph or facsimile transmission, or by any other means comparable to any of the foregoing, to each director at his designated address not later than the day before the day on which such meeting is to be held or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances; provided, however, that if less than five days' notice is provided and one-third of the directors then in office object in writing prior to or at the commencement of the meeting, such meeting shall be postponed until five days after such notice was given pursuant to this sentence (or such shorter period to which a majority of those who objected in writing agree), provided that notice of such postponed meeting shall be given in accordance with this Article III, Section 8. The notice of the meeting shall state the general purpose of the meeting, but other routine business may be conducted at the meeting without such matter being stated in the notice.

SECTION 9.  WAIVER OF NOTICE.

         A waiver of written notice in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened, and any such person so states his purpose in attending such meeting and refrains from participation in the business of the meeting.

SECTION 10.  QUORUM.

         Except as otherwise provided in the Certificate of Incorporation, these By-laws and the DGCL, a majority of the directors in office shall be necessary at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the affirmative vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given.

SECTION 11.  PRESIDING OFFICER AND ORDER OF BUSINESS.

         All meetings of the Board of Directors shall be called to order and presided over by the Chairman of the Board, or in his absence, by a member of the Board of Directors selected by the members present. The Secretary of the Corporation shall act as secretary, but in the absence of the Secretary, the presiding officer may appoint a secretary.

SECTION 12.  ACTION BY BOARD WITHOUT FORMAL MEETING.

         Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee, as the case may be.

SECTION 13.  COMPENSATION.

         Directors, as such, shall receive such compensation and reimbursement for expenses as the Board of Directors may by resolution allow. Directors shall also be entitled to receive such compensation for services rendered to the Corporation in any capacity other than as directors, as may be provided from time to time by resolution of the Board of Directors.

SECTION 14.  RESIGNATION.

         Any director, member of a committee, or other officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board or Secretary of the Corporation. Such resignation shall be effective at the time specified therein, or, if no time be specified, at the time of its receipt by the Board of Directors or such officer, and the acceptance of the resignation shall not be necessary to make it effective. Resignations not submitted in writing may be evidenced by a written acknowledgement of receipt thereof signed by the receiving director or officer of the Corporation or by acknowledgement of receipt thereof in the minutes of a subsequent stockholders' or directors' meeting.

SECTION 15.  TELEPHONIC MEETINGS AND PARTICIPATION.

         Members of the Board of Directors or any committee designated thereby may participate in any meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by which all persons participating can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

                                   ARTICLE IV
                                   COMMITTEES

SECTION 1.  COMMITTEES GENERALLY.

         The Board of Directors may, by resolutions passed by a majority of the members of the Board of Directors then in office, designate members of the Board of Directors to constitute committees that, except as otherwise provided in Sections 2 and 3 of this Article IV, in each case, shall consist of such number of directors, and shall have and may execute such powers, as is permitted by law and specified in the respective resolutions appointing them. Any such committee may fix its rules of procedure, determine its manner of acting and the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless these By-laws, or the Board of Directors by resolution, shall provide otherwise. Unless otherwise provided by the Board of Directors or such committee, the quorum, voting and other procedures shall be the same as those applicable to actions taken by the Board of Directors. A majority of the members of the Board of Directors then in office shall have the power to change the membership of any such committee at any time, to fill vacancies therein and to discharge any such committee or to remove any member thereof, either with or without cause, at any time.

         SECTION 2. AUDIT COMMITTEE. The Audit Committee shall consist of such number of directors, who shall not be officers or employees of the Corporation or any of its affiliates, not less than two, as shall from time to time be determined by the Board of Directors. The Audit Committee shall each year make a recommendation, based on a review of qualifications, to the Board of Directors for the appointment of independent public accountants to audit the financial statements of the Corporation and to perform such other duties as the Board of Directors may from time to time prescribe. As part of such review of qualifications, the Audit Committee shall consider management's plans for engaging the independent public accountants for management advisory services to determine whether such services could impair the public accountants' independence. The Audit Committee shall examine and make recommendations to the Board of Directors with respect to the scope of audits conducted by the Corporation's independent public accountants and internal auditors. The Audit Committee shall review all recommendations made by the Corporation's independent public accountants and internal auditors to the Audit Committee or the Board of Directors with respect to the accounting methods and the system of internal control used by the Corporation, and shall advise the Board of Directors with respect thereto. The Audit Committee shall review reports from the Corporation's independent public accountants and internal auditors concerning compliance by management with governmental laws and regulations and with the Corporation's policies relating to ethics, conflicts of interest and disbursements of funds. The Audit Committee shall meet with the Corporation's independent public accountants and/or internal auditors without management present whenever the Audit Committee shall deem it appropriate.

         SECTION 3. COMPENSATION COMMITTEE. The Compensation Committee shall consist of such number of directors, not less than two, as shall from time to time be determined by the Board of Directors. As authorized by the Board of Directors, the Compensation Committee shall make recommendations to the Board of Directors with respect to the administration of the salaries, bonuses, and other compensation to be paid to key employees and officers of the Corporation, including the terms and conditions of their employment, and shall administer all stock option and other benefit plans (except with respect to participation by executive officers and unless otherwise specified in plan documents) affecting key employees' and officers' direct and indirect remuneration.

         SECTION 4. STOCK OPTION COMMITTEE. The Stock Option Committee shall consist of such number of directors, who shall not be officers or employees of the corporation or any of its affiliates, not less than two, as shall from time to time be determined by the Board of Directors. As authorized by the Board of Directors, the Stock Option Committee shall administer all stock option and other benefit plans (unless otherwise specified in plan documents) with respect to participation by executive officers of the Corporation.

                                    ARTICLE V
                               OFFICERS AND AGENTS

SECTION 1.  OFFICERS.

         The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer and a Secretary, all of whom shall be elected by the Board of Directors. In addition, the Board of Directors may elect one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers, or appoint such other additional officers and agents as they may deem advisable. Any two or more offices may be held by the same person except the offices of President and Secretary. The officers shall be elected each year at the annual meeting of the Board of Directors which shall be held each year pursuant to Article III, Section 6 hereof.

     The Board of Directors may appoint, or may empower the Chief Executive Officer to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these By-laws or as the Board of Directors may from time to time determine.

SECTION 2.  TERM.

         Each officer and each agent shall hold office until his successor is elected or appointed and qualified or until his death, resignation or removal by the Board of Directors.

SECTION 3.  AUTHORITY, DUTIES AND COMPENSATION.

         All elected or appointed officers and agents shall have such authority and perform such duties as may be provided in the By-laws or as may be determined by the Board of Directors or the Chairman of the Board. They shall receive such compensation for their services as may be determined by the Board of Directors, or by the Chairman of the Board with respect to all officers and agents subordinate to him. Notwithstanding any other provisions of these By-laws, the Board of Directors shall have power from time to time by resolution to prescribe by what officers or agents particular documents or instruments or particular classes of documents or instruments shall be signed, countersigned, endorsed or executed, provided, however, that any person, firm or corporation shall be entitled to accept and to act upon any document or instrument signed, countersigned, endorsed or executed by officers or agents of the company pursuant to the provisions of these By-laws unless prior to receipt of such document or instrument such person, firm or corporation has been furnished with a certified copy of a resolution of the Board of Directors prescribing a different signature, countersignature, endorsement or execution.

SECTION 4.  CHAIRMAN OF THE BOARD.

         The Chairman of the Board, if such an officer be elected, shall serve as the Corporation's general manager, and shall have general supervision, direction and control of the Corporation's business and its officers, and, if present, preside at meetings of the stockholders and the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or as may be prescribed by these By-laws. If there is no Chief Executive Officer, then the Chairman of the Board shall also be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Article V, Section 5 of these By-laws. The Chairman of the Board shall report to the Board of Directors.

SECTION 5.  CHIEF EXECUTIVE OFFICER.

         Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the Chief Executive Officer of the Corporation shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Corporation. He shall preside at all meetings of the stockholders and, in the absence or nonexistence of a Chairman of the Board, at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the chief executive officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these By-laws.

SECTION 6.  PRESIDENT.

     The president may assume and perform the duties of the Chief Executive Officer in the absence or disability of the Chief Executive Officer or whenever the office of the Chief Executive Officer is vacant. The president of the Corporation shall exercise and perform such powers and duties as may from time to time be assigned to him by the Board of Directors or as may be prescribed by these By-laws. The president shall have authority to execute in the name of the corporation bonds, contracts, deeds, leases and other written instruments to be executed by the Corporation. In the absence or nonexistence of the Chairman of the Board and Chief Executive Officer, he shall preside at all meetings of the stockholders and, in the absence or nonexistence of a Chairman of the Board and the Chief Executive Officer, at all meetings of the Board of Directors and shall perform such other duties as the Board of Directors may from time to time determine.

SECTION 7.  CHIEF FINANCIAL OFFICER.

     The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

     The chief financial officer shall deposit all money and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the Chief Executive Officer and directors, whenever they request it, an account of all of his or her transactions as chief financial officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these By-laws.

SECTION 8.  VICE PRESIDENTS.

     In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these By-laws, the Chairman of the Board or the Chief Executive Officer.

SECTION 9.  SECRETARY.

         The Secretary shall give or cause to be given all required notices of meetings of stockholders and of the Board of Directors, shall attend such meetings when practicable, shall record and keep the minutes and all other proceedings thereof, shall attest such records after every meeting by his signature, shall safely keep all documents and papers which shall come into his possession and shall truly keep the books and accounts of the Corporation appertaining to his office. In the absence or disability of the Secretary, any Assistant Secretary shall have authority and perform the duties of the Secretary.

SECTION 10.  RESIGNATION AND REMOVAL OF OFFICERS.

         Any executive officer of the Corporation may be removed, either for cause or without cause, by the affirmative vote of a majority of the full Board of Directors. Other officers and agents may be removed either for cause or without cause by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. Removal of an executive officer or other officer or agent in accordance herewith shall be without prejudice to the contract rights, if any, of the person so removed. Any officer may resign at any time by written notice to the Corporation. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

SECTION 11.  VACANCIES.

         Vacancy in any office or position by reason of death, resignation, removal, disqualification or any other cause shall be filled in the manner provided in Article V, Section 1 hereof for regular appointment to such office. Unless earlier removed pursuant to Article V, Section 10, any officer appointed by the Board to fill any such vacancy shall serve only until such time as the unexpired term of his predecessor expires unless reappointed by the Board.

                                   ARTICLE VI
                                 INDEMNIFICATION

         The Corporation shall indemnify, in accordance with Article V of its Certificate of Incorporation, its directors, officers, delegates (as defined in such Article V), agents and employees.

                                   ARTICLE VII
                             SHARES OF CAPITAL STOCK

SECTION 1.  SHARE CERTIFICATES.

         Every holder of stock in the Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors may from time to time prescribe, signed by the President or a Vice President and by the Secretary or Treasurer or an Assistant Secretary or Assistant Treasurer, and where signed by a transfer agent or an assistant transfer agent by a registrar the signature of such officers of the Corporation may be facsimile. Each such certificate shall exhibit the name of the registered holder thereof, the number and class of shares and the designation of the series, if any, which the certificate represents and the number of shares represented thereby. The Board of Directors may, if it so determines, direct that certificates for shares of stock of the Corporation be signed by a transfer agent and/or registered by a registrar, in which case such certificates shall not be valid until so signed and/or registered. In case any officer of the Corporation who shall have signed, or whose facsimile signature shall have been used on any certificate for shares of stock of the Corporation, shall cease to be such officer, whether because of death, resignation or otherwise, before such certificate shall have been delivered, it may be delivered by the Corporation as though the person who signed such certificate or whose facsimile signature shall have been used thereon had not ceased to be such officer.

SECTION 2.  TRANSFERS OF SHARES.

         Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof or by his attorney thereunto authorized by an instrument duly executed and witnessed and filed with the Corporation, and on surrender of the certificate or certificates for such shares properly endorsed and evidence of the payment of all taxes imposed upon such transfer. Every certificate surrendered for transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled.

SECTION 3.  TRANSFER AGENTS AND REGISTRARS.

         The Board of Directors may appoint any one or more qualified banks, trust companies or other corporations organized under any law of any state of the United States or under the laws of the United States as agent or agents for the Corporation in the transfer of the stock of the Corporation and likewise may appoint any one or more qualified banks, trust companies or other corporations as registrar or registrars of the stock of the Corporation.

SECTION 4.  LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES.

         New certificates for shares of stock may be issued to replace certificates lost, stolen, destroyed or mutilated upon such terms and conditions, which may but need not include the giving of a satisfactory bond of indemnity, as the Board of Directors may from time to time determine.

SECTION 5.  HOLDERS OF RECORD.

         The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder and owner in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Delaware.

SECTION 6.  TREASURY SHARES.

         Shares of the Corporation's stock held in its treasury shall not be voted, directly or indirectly, at any meeting.

SECTION 7.  STOCKHOLDER AGREEMENTS.

         Shares of stock of the Corporation may be subject to one or more agreements abridging, limiting or restricting the rights of any one or more stockholders to sell, assign, transfer, mortgage, pledge or hypothecate any or all of the stock of the Corporation held by them, or may be subject to one or more agreements providing a purchase option with respect to any shares of stock of the Corporation. If such agreements exist, all certificates evidencing shares of stock subject to such abridgements, limitations, restrictions or options shall have reference thereto endorsed on such certificate and such stock shall not thereafter be transferred on the books of the Corporation except in accordance with the terms and conditions of such agreement or agreements. Copies of such agreement or agreements shall be maintained at the offices of the Corporation.


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



                                  ARTICLE VIII
                               GENERAL PROVISIONS

SECTION 1.  CORPORATE SEAL.

         The Board of Directors shall prescribe the form of a suitable corporate seal, which shall contain the full name of the Corporation and the year and state of incorporation. Such seal may be used by causing it or a facsimile or reproduction thereof to be affixed to or placed upon the document to be sealed.

SECTION 2.  FISCAL YEAR.

         The fiscal year of the Corporation shall end on the last Friday in September in each year or shall begin and end on such other days as shall be fixed by resolution of the Board of Directors.

SECTION 3.  CORPORATE RECORDS.

         The Corporation may maintain its corporate books and records at such place or places within or without the State of Delaware as the Board of Directors may deem necessary, desirable or expedient from time to time.

SECTION 4.  CHECKS, DRAFTS AND NOTES.

         All checks, drafts and other orders for the payment of money, notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined, from time to time, by resolution of the Board.

SECTION 5.  EXECUTION OF PROXIES.

         The Chairman of the Board or Chief Executive Officer or, in the absence or disability of both of them, any Vice President, may authorize, from time to time, the execution and issuance of proxies to vote shares of stock or other securities of other corporations held of record by the Corporation and the execution of consents to action taken or to be taken by any such corporation. All such proxies and consents, unless otherwise authorized by the Board, shall be signed in the name of the Corporation by either the Chairman of the Board, Chief Executive Officer or any Vice President.

SECTION 6.  CONSTRUCTION.

     Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these By-laws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both an entity and a natural person.

                                   ARTICLE IX
                                   AMENDMENTS

SECTION 1.  AMENDMENTS.

         The Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the By-laws of the Corporation. The stockholders shall also have the power to make, alter, amend, change, add to or repeal the Bylaws of the Corporation; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by the Certificate of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to make, alter, amend, change, add to or repeal the By-laws of the Corporation.













                                      -20-